HEI Exhibit 99
NEWS RELEASE
November 6, 2020

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com

HEI REPORTS THIRD QUARTER 2020 RESULTS

3Q 2020 Diluted Earnings Per Share (EPS)1 of $0.59
Utility Focused on Affordability and Clean Energy Progress
Bank Results Reflect Economic Dynamics and Improved Noninterest Income from Core Activities

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2020 of $65.0 million and EPS of $0.59 compared to $63.4 million and EPS of $0.58 for the third quarter of 2019.
“I have been deeply impressed by the dedication of our employees and by the resilience of our customers and communities as we all adapt to the ongoing challenges of COVID-19,” said Constance H. Lau, HEI president and CEO. “Our financial stability has enabled us to help our customers, our economy and our communities during this unprecedented time, and to continue to deliver solid financial results.
“Keeping customer rates down has been a central focus for our utility. Last month the Hawaii Public Utilities Commission approved our settlement with the Consumer Advocate to not increase base rates in our Oahu rate case. Our utility continues to implement efficiency improvements to deliver on its customer savings commitments, even as it continues to press forward aggressively on our clean energy goals.
“The reopening of Hawaii’s tourism sector with pre-arrival testing is a positive step for Hawaii’s economy. Even so, the timing of a sustained reopening remains uncertain and our bank’s third quarter results again reflect elevated provision for potential credit losses. While low interest rates continue to compress net interest margin, in the third quarter we were able to reduce expenses and improve noninterest income from core activities, including strong mortgage banking income from our residential lending activity, replacing most of the prior quarter’s gains on sales of securities,” said Lau.
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1      Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.

HAWAIIAN ELECTRIC COMPANY EARNINGS
    Hawaiian Electric Company’s (Hawaiian Electric) net income for the third quarter of 2020 was $60.1 million, compared to $46.8 million in the third quarter of 2019, primarily driven by the following after-tax items:
•$10 million lower operations and maintenance (O&M) expenses compared to the third quarter of 2019, primarily due to fewer generating unit overhauls, lower labor cost due to lower staffing levels and reduced overtime and elevated vegetation management work in the third quarter of 2019. The lower generation overhauls represented approximately $5 million of the $10 million total O&M variance; of that $5 million, $2 million was due to an elevated number of overhauls in the third quarter of 2019 and the remaining $3 million was timing related, as some overhaul work will be performed later in 4Q 2020 or in 2021;
•$5 million revenue increase from higher rate adjustment mechanism (RAM) revenues; and
•$1 million increase for recovery of the West Loch PV project and Grid Modernization projects under the major project interim recovery (MPIR) mechanism.
These items were partially offset by the following after-tax items:
•$1 million lower allowance for funds used during construction as there were fewer long duration projects in construction work in progress;
•$1 million higher cost savings from enterprise resource planning system implementation to be returned to customers; and
•$1 million higher depreciation expense due to increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) third quarter 2020 net income was $12.2 million compared to $14.0 million in the second, or linked quarter of 2020, and $22.9 million in the third quarter of 2019. The decrease in net income compared to the linked quarter was primarily due to higher second quarter gains on sales of securities of $9.3 million. This was partially offset by improved noninterest income, including higher loan sales from increased mortgage banking originations, as well as by lower noninterest expense. The lower net income compared to the third quarter of 2019 primarily reflects lower asset yields within the loan and investment portfolios due to the lower interest rate environment and higher provision for credit losses in the third quarter of 2020, which included approximately $12.3 million in additional reserves related to economic impacts from the pandemic.
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Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.

Total loans were $5.5 billion as of September 30, 2020, up 7.3%2 from December 31, 2019, driven mainly by the addition of $370 million in Paycheck Protection Program loans, as well as increases in the commercial real estate and residential loan portfolios, offset by reductions in the home equity line of credit and consumer loan portfolios.
Total deposits were $7.0 billion as of September 30, 2020, an increase of 12.2%3 from December 31, 2019. The average cost of funds was 0.13% for the quarter, down five basis points versus the linked quarter and down 17 basis points versus the prior year quarter.
Overall, American’s return on average equity4 for the third quarter of 2020 was 6.75%, compared to 8.00% in the linked quarter and 13.75% in the third quarter of 2019. Return on average assets was 0.61% for the third quarter of 2020, compared to 0.72% in the linked quarter and 1.29% in the same quarter last year.
In the third quarter of 2020, American retained capital and did not pay a dividend to HEI. American had a Tier 1 leverage ratio of 8.3% at September 30, 2020.
Please refer to American’s news release issued on October 30, 2020 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $7.2 million for the third quarter of 2020 compared to $6.2 million in the prior year quarter. The greater net loss was primarily due to lower income at Pacific Current reflecting lower energy sales and higher corporate interest expense from higher short-term borrowing.

BOARD MAINTAINS QUARTERLY DIVIDEND
On November 4, 2020, HEI announced that the Board of Directors maintained HEI’s quarterly cash dividend of $0.33 per share payable on December 10, 2020, to shareholders of record at the close of business on November 20, 2020 (ex-dividend date is November 19, 2020). This quarterly dividend is equivalent to an annual rate of $1.32 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on November 5, 2020 of $33.05, HEI’s dividend yield is 4.0%.

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2    Annualized from December 31, 2019, total loans as of September 30, 2020 increased 9.7%
3    Annualized from December 31, 2019, total deposits as of September 30, 2020 increased 16.3%.
4     Bank return on average equity calculated using annualized third quarter 2020 bank net income and weighted average daily common equity.

HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2020 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and 2020 earnings guidance and outlook at 11:15 a.m. Hawaii time (4:15 p.m. Eastern time) on Friday, November 6, 2020.
    Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198. Parties may also access any presentation materials for the conference call and/or listen to the conference call by accessing the webcast on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events – Events and Presentations.”
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included on HEI’s website in the Investor Relations section. HEI’s website also contains other materials about the company, such as HEI’s Environmental, Social and Governance report, which was published during the quarter. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
An on-line replay of the November 6, 2020 webcast will be available on HEI’s website beginning about two hours after the event. Audio replays of the conference call will also be available approximately two hours after the event through November 20, 2020 by dialing (877) 344-7529 or (412) 317-0088 and entering passcode 10148946.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utility, Hawaiian Electric; provides a wide array of banking and other financial services to consumers and businesses through American, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current, LLC.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2019 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the release, report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenues
Electric utility	$562,568	$688,330	$1,694,225	$1,900,609
Bank	78,644	82,548	233,096	247,287
Other	215	4	237	86
Total revenues	641,427	770,882	1,927,558	2,147,982
Expenses
Electric utility	474,050	616,537	1,493,948	1,716,562
Bank	63,144	54,240	189,700	171,605
Other	4,672	3,450	13,091	12,589
Total expenses	541,866	674,227	1,696,739	1,900,756
Operating income (loss)
Electric utility	88,518	71,793	200,277	184,047
Bank	15,500	28,308	43,396	75,682
Other	(4,457)	(3,446)	(12,854)	(12,503)
Total operating income	99,561	96,655	230,819	247,226
Retirement defined benefits expense—other than service costs	(1,102)	(648)	(2,970)	(2,172)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(22,086)	(22,425)	(66,474)	(69,081)
Allowance for borrowed funds used during construction	801	1,208	2,241	3,465
Allowance for equity funds used during construction	2,347	3,250	6,556	9,335
Gain on sale of investment securities, net	—	653	9,275	653
Income before income taxes	79,521	78,693	179,447	189,426
Income taxes	14,018	14,803	30,691	36,390
Net income	65,503	63,890	148,756	153,036
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$65,032	$63,419	$147,339	$151,619
Basic earnings per common share	$0.60	$0.58	$1.35	$1.39
Diluted earnings per common share	$0.59	$0.58	$1.35	$1.39
Dividends declared per common share	$0.33	$0.32	$0.99	$0.96
Weighted-average number of common shares outstanding	109,181	108,973	109,126	108,941
Weighted-average shares assuming dilution	109,336	109,363	109,387	109,378
Net income (loss) for common stock by segment
Electric utility	$60,065	$46,779	$126,299	$111,479
Bank	12,150	22,888	41,925	60,743
Other	(7,183)	(6,248)	(20,885)	(20,603)
Net income for common stock	$65,032	$63,419	$147,339	$151,619
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$66,472	$66,716	$166,659	$177,856
Return on average common equity (%) (twelve months ended)			9.4	9.2

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2020	2019	2020	2019
Revenues	$562,568	$688,330	$1,694,225	$1,900,609
Expenses
Fuel oil	105,042	199,093	390,714	541,322
Purchased power	149,025	175,037	425,679	472,336
Other operation and maintenance	111,243	124,415	348,831	361,805
Depreciation	55,689	53,935	167,235	161,795
Taxes, other than income taxes	53,051	64,057	161,489	179,304
Total expenses	474,050	616,537	1,493,948	1,716,562
Operating income	88,518	71,793	200,277	184,047
Allowance for equity funds used during construction	2,347	3,250	6,556	9,335
Retirement defined benefits expense—other than service costs	(432)	(723)	(1,195)	(2,127)
Interest expense and other charges, net	(16,836)	(17,429)	(50,768)	(53,945)
Allowance for borrowed funds used during construction	801	1,208	2,241	3,465
Income before income taxes	74,398	58,099	157,111	140,775
Income taxes	13,835	10,822	29,316	27,800
Net income	60,563	47,277	127,795	112,975
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	60,335	47,049	127,109	112,289
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$60,065	$46,779	$126,299	$111,479
Comprehensive income attributable to Hawaiian Electric	$60,113	$46,805	$126,398	$111,552
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,620	1,823	4,559	4,840
Hawaii Electric Light	244	279	721	777
Maui Electric	235	312	699	832
	2,099	2,414	5,979	6,449
Average fuel oil cost per barrel	$49.71	$82.30	$64.70	$83.64
Return on average common equity (%) (twelve months ended)[1]			8.4	7.6
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
($ in thousands)	September 30, 2020	June 30, 2020	September 30, 2019	2020	2019
Interest and dividend income
Interest and fees on loans	$52,419	$53,541	$59,260	$161,505	$175,740
Interest and dividends on investment securities	7,221	6,288	7,599	22,939	25,762
Total interest and dividend income	59,640	59,829	66,859	184,444	201,502
Interest expense
Interest on deposit liabilities	2,287	3,071	4,384	8,945	12,923
Interest on other borrowings	61	75	422	449	1,361
Total interest expense	2,348	3,146	4,806	9,394	14,284
Net interest income	57,292	56,683	62,053	175,050	187,218
Provision for credit losses	13,970	15,133	3,315	39,504	17,873
Net interest income after provision for credit losses	43,322	41,550	58,738	135,546	169,345
Noninterest income
Fees from other financial services	4,233	3,102	5,085	11,906	14,445
Fee income on deposit liabilities	3,832	2,897	5,320	11,842	15,402
Fee income on other financial products	1,524	1,212	1,706	4,608	5,129
Bank-owned life insurance	1,965	1,673	1,660	4,432	6,309
Mortgage banking income	7,681	6,252	1,490	15,933	3,080
Gain on sale of securities, net	—	9,275	653	9,275	653
Other income, net	(231)	(251)	428	(69)	1,420
Total noninterest income	19,004	24,160	16,342	57,927	46,438
Noninterest expense
Compensation and employee benefits	26,431	25,079	25,364	77,287	76,626
Occupancy	5,693	5,442	5,694	16,402	15,843
Data processing	3,366	3,849	3,763	11,052	11,353
Services	2,624	2,474	2,829	7,907	7,861
Equipment	2,001	2,290	2,163	6,630	6,416
Office supplies, printing and postage	1,187	1,049	1,297	3,577	4,320
Marketing	727	379	1,142	1,908	3,455
FDIC insurance	714	751	(5)	1,567	1,249
Other expense[1]	4,556	7,063	3,676	15,813	12,049
Total noninterest expense	47,299	48,376	45,923	142,143	139,172
Income before income taxes	15,027	17,334	29,157	51,330	76,611
Income taxes	2,877	3,320	6,269	9,405	15,868
Net income	$12,150	$14,014	$22,888	$41,925	$60,743
Comprehensive income	$13,543	$13,734	$26,697	$62,885	$85,079
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.61	0.72	1.29	0.73	1.14
Return on average equity	6.75	8.00	13.75	7.95	12.44
Return on average tangible common equity	7.62	9.07	15.68	9.00	14.23
Net interest margin	3.12	3.21	3.82	3.34	3.87
Efficiency ratio	61.99	59.84	58.58	61.01	59.56
Net charge-offs to average loans outstanding	0.32	0.49	0.69	0.41	0.46
As of period end
Nonaccrual loans to loans receivable held for investment	0.77	0.86	0.63
Allowance for credit losses to loans outstanding	1.67	1.50	1.04
Tangible common equity to tangible assets	8.0	7.9	8.4
Tier-1 leverage ratio	8.3	8.4	8.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$—	$—	$14.0	$28.0	$47.0
1 The three and nine-month periods ended September 30, 2020 include approximately $0.7 million and $4.5 million, respectively, of certain direct and incremental COVID-19 related costs. For the nine months ended September 30, 2020, these costs, which have been recorded in Other expense, include $2.4 million of compensation expense and $1.7 million of enhanced cleaning and sanitation costs.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.